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                                                                    Exhibit 99.1


       Capitalization and Administrative Restructuring Intentions Protocol
                        ("Protocol"), in the form below:



By and between the parties that have signed at the end of this instrument ("Parties"),

Whereas:

          a)   The Parties  are  stockholders  of Brazil  Fast Food  Corporation
               ("BFFC"),   controller  of  Venbo  Comercio  de  Alimentos  Ltda.
               ("Venbo"), or are intended to invest in stock of BFFC

          b) The Parties agree that the following measures must be taken imperatively and urgently:

               (i) Inject resources into Venbo, by means of a prior increase of BFFC capital;

               (ii) Proceed    with    certain    modifications    in    Venbo's
                    administration, and, therefore, adjust the composition of the BFFC Board of Directors;

               (iii)In  order   to  avoid   that   Venbo's   situation   becomes
                    unsustainable, immediately place resources at Venbo's disposal, even before proceeding with the administrative and legal measures intended to perfect and consolidate the agreement reached between the Parties.

          c) Gustavo Figueredo Bomeny, or the physical person or company that he may nominate, and CCC Empreendimentos e Participacoes Ltda. (jointly "Investors"), hereby accept the advancement of the resources referred-to in item b (i) above, in the assumption and confidence that this instrument's stipulations will be complied with and implemented by the Parties;

          d) The Parties, exercising their right to vote in BFFC, as well as through their influence with the BFFC Board of Directors and Venbo's administration, will adopt all the measures, and they will sign all the agreements and documents required for the legal execution of the agreements made herein,

They hereby resolve to:

1.   Capitalization.

     1.1 The Investors, in the proportion of half each, and upon subscription of the shares regulated below, agree to provide BFFC will capital, for the subsequent injection of resources into Venbo, in the amount of R$5,000,000.00 (five million Reais), during the first provision, and, for the second provision, the amount that corresponds to R$ 850,000.00 (eight hundred and fifty thousand regulated below, agree to provide BFFC will capital, for the subsequent injection of resources into Venbo, in the amount of R$5,000,000.00 (five million Reais), during the first provision, and, for the second provision, the amount in Reais that corresponds to US$ 850,000.00 (eight hundred and fifty thousand US Dollars) at the time of the second provision, to be converted using the exchange rate equivalent to the PTAX average rate for commercial Dollars, established by the Banco Central do Brasil.

     1.2 In order to comply with the stipulations in item 1.1 above, there will be two provisions, as follows:

          1.2.1First   provision:   BFFC,   exercising   its   legal   statutory
               prerogatives, will issue, in favor of the Investors, within 10 days of each provision or advancement of resources, a total of 2,5000,000 common shares, half for each Investor and in proportion with the incoming recourses, at the subscription price of r$ 2.00 (two Reais) per pair, for a total of R$ 5,000,000.00 (five million Reais).

          1.2.2Second provision: Within 30 days of the first provision, or the last installment of the first provision, regulated in item 1.2.1, complying with the proportions stipulated in this item, as regulated in 1.3 below, BFFC will issue 850,000 common shares, at the subscription price per pair in Reais corresponding to US$
               1.00 (one US Dollar),

     1.3 In view of Venbo's urgent necessity, and on BFFC's account and order, the Investors will directly advance Venbo, within 48 hours, the amount mentioned in item 1.2.1 above, in the amount of R$ 2,000,000.00 (two million Reais), and the remaining balance will be of R$ 3,000,000.00 (three million Reais) to be paid within 30 days of the advance installment: the Investors may, at their own discretion, advance other provision amounts regulated in the items 1.2.1 and 1.2.2 above.

2. Quorum in the Annual Stockholders Meeting or in the Board of Directors Meetings (according to each agency's jurisdiction).

     2.1 The Parties agree that the majority of the votes held by the Parties will decide the direction of the Parties' vote in the BFFC Annual Stockholders Meetings regarding the following matters:

          a)   Increasing the authorized capital stock;

          b)   Reducing the capital stock, redemption and amortization of stock;

          c)   Creation/issue of any class of shares or conversion;

          d) BFFC modification and administrative structure, including in terms of (i) number of members on the Board of Directors and the Direction, and (ii) procedures and criteria for electing their respective members; and

          e)   Broadening or reducing BFFC's company purpose;

          f)   Creation or alteration of the obligatory dividend;

          g)   Dissolution,   liquidation,   composition   with   creditors   or
               bankruptcy, or any other voluntary or court-ordered financial restructuring procedures or processes;

          h) Incorporation, by BFFC, of other companies or part of the property of other companies, fusion, transformation, split or any other form of partnership restructuring;

          i) Going private, public or private issue of any securities, including benefiting parties, debentures or subscription bonuses;

          j) Approval of BFFC business investment plans, "Business Plan" and their possible alterations, as well as annual and semi-annual budgets, and their possible alterations;

          k) Acquisition, disposition, liquidation, disposal, transference or burdening of any nature of any property that is part of the permanent asssets in an amount greater or equivalent in Reais, isolated or cumulative, to US$ 50,000.00 (fifty thousand US Dollars).

          l)   BFFC's   association,   in  any  manner,  with  other  companies,
               including the formation of consortiums, creation of subsidiaries, as well as participation in other companies;

          m)   BFFC  entering into any contract or  transaction,  of any nature, with either of the Parties, or any company, directly or indirectly controlled by BFFC, or company that holds, directly or indirectly, majority shares in BFFC;

          n) Signing any agreement, document, instrument related to investments, loans, granting of guarantees of any nature benefiting either of the Parties, and the assuming of any obligations in BFFC's name that exceed, in Reais, isolated or cumulative, US$ 50,000.00 (fifty thousand US Dollars);

          o) Acquisition, amortization or redemption by BFFC of shares it issued, as well as the acquisition of shares to cancel or reserve in the treasury, and their later resale;

          p) Approval of share option plans for administrators, employees or third parties, and the attribution to third parties (including administrators and employees) in BFFC profit or income sharing;

          q) Instituting of any administrative or legal proceedings, instituting of arbitration proceedings or another form settling extra-judicial litigation, or BFFC contesting litigation that involves an amount over or equivalent in Reais, isolated or cumulative, to US$ 50,000.00 (fifty thousand US Dollars);

          r) Approval of BFFC's financial statements and the annual Directors' reports;

          s) Adoption of strategies by BFFC before any governmental agencies and possible changes of position;

          t) Deliberation and voting on any matter in any company in which BFFC holds stock.

     2.2 In order to comply with the stipulations in item 2.1 above, BFFC's stockholders that are Parties in this Protocol will meet beforehand, a minimum of 10 days prior to the BFFC Annual Stockholders Meeting, in order to decide in which direction to vote in this meeting.

     2.3 BFFC's issue of shares of any kind or class, subscription bonus, option, debentures or any securities, as well as the establishment of negotiations, accords or treaties on any level relating to possible third party interests in the subscription or purchase of said securities, will depend o the deliberations described in item 2.1 of the above heading.

3.   Board of Directors.

     3.1  Following the integral  capitalization  regulated in the items 1.1 and
          1.3 above, the Parties will exercise their right to vote in BFFC so that the 5 members of the Board of Directors, the right to nomination of which is held by the Parties, under the terms of the Stockholders Agreement signed on August 11, 1997, are elected according to stockholders' following nomination:

          a)   Bigburger Ltda. - 1 position

          b)   Investors - 2 positions (however they jointly nominate)

          c)   Omar Carneiro da Cunha - 1 position

          d)   Lawrence Burstein - 1 position

     3.2 The Chairman of the Board of Directors ("Chairman") will be nominated as stipulated in item 2.1 above, and will hold the casting vote, meaning that his/her vote will prevail in the event of a tie during the voting on matters submitted to the Board of Directors' deliberation.

4.   Venbo Administration.

     4.1 BFFC will contract, in Venbo's name, the services of Mr. Ricardo Figueiredo Bomeny and/or the company connected to him, for a period of two years, upon the established remuneration of, (i) exclusively in terms of the first year of service, 20,000 common shares per month, and (ii) for during the second year, the amount in Reais that they agree upon, according to Venbo's usual standards, with the conditional payment of 260,000 common shares, the latter subject to attaining certain goals, as described in section A of this Protocol.

          4.1.1In order to permit  the  adequate  performing  of  services,  Mr.
               Ricardo Figueiredo Bomeny will be nominated Venbo's non-statutory Director-Superintendent, with the prerogatives and responsibilities pertaining to the sectors attributed to him and under his responsibility, duly listed in the flow chart in Annex B of this Protocol, and detailed in an internal system to be elaborated and approved by the majority referred-to in item 2.1 above.

     4.2 Mr. Peter Van Voorst Vader ("Peter") commits himself to remain in the positions he holds in BFFC and Venbo for at least one more year as of this date, and may only be dismissed upon deliberation taken as per item 2.1 above.

     4.3 Without loss to the stipulations in item 4.2 above, Peter may resign from his functions as long as he justifies his decision based on specific acts and deliberations by Venbo's Direction that he considers to be violators of the law.

5.   Definitive Execution.

     5.1 In order for all the measures stipulated in this Protocol to be carried out, the Parties are bound to sign all the agreements and documents, and take all the measures required, such as, example, stockholders agreements, subscription agreements, consultancy and assessory service agreements and any others that may be necessary.

6.   Strict legality.

     6.1 All acts, actions, deliberations and measures, of a partnership or administrative nature, to be adopted by BFFC and Venbo by the Parties, in accordance with the stipulations contained in this Protocol, will only be demandable if there is no violation to the applicable laws and the rights of third parties, especially regarding rights deriving from the Stockholders Agreement signed on August 11, 1997.

Now, therefore, the parties hereto sign this instrument in 4 (four) copies of equal form and content, before the two undersigned witnesses.

Rio de Janeiro, May 15, 2002.


-------------------------------------      -------------------------------------
Brazil Fast Food Corporation               Bigburger Ltda.


-------------------------------------      -------------------------------------
CCC Empreend. E Part. Ltda                 Gustavo Figueiredo Bomeny


-------------------------------------      -------------------------------------
Omar Carneiro da Cunha                     Seaview Venture Group


-------------------------------------      -------------------------------------
Peter van Voorst Vader                     Shampi Investments A.E.C.


-------------------------------------      -------------------------------------
Jose Ricardo Bosquet Bomeny                Lawrence Burstein


Witnesses:

1.  ___________________________________

2.  ___________________________________

                                     ANNEX A



                          GOALS MENTIONED IN CLAUSE 4.1



For the effects of clause 4.1, the following goals agreed-to herein must be achieved by the end of the new administration's fiscal first year.

1. Reduction of 15% (fifteen percent) in the total sum of the financial debt standing on the date of the signing of the Protocol. This reduction signifies ending the new administration's first fiscal year with a total debt of less than 19 (nineteen) million Reais.

2. The positive Operating Cash Balance should reach, by the last month of the period stipulated for the goals, the cumulative amount of R$ 4,500,000.00 (four million, fine hundred thousand Reais). This concept if referred-to in the financial documents issued by VENBO's present administration, as Operating Cash Balance.

3. A reduction of 15% (fifteen percent) of the Administrative Expenses (concept in accordance with the nomenclature currently used by BFFC's Board of Directors, including Franchise and Sales expenses) by the last month of the new administration's first fiscal year, in reference to the last month of a full calendar year of the present administration.

EXCEPTIONS. The goals described above will expire, to the effects of clause 4.1 in the Protocol of which this Annex A is an integral part, if one of the events below is confirmed during the new administration's first year:

a) If the Real is devaluated, in reference to the US Dollar, by more than 10% (ten percent) of the currency value on the date that the protocol was signed, and if this continues for a period of over 3 (three) consecutive months.

b) If the SELIC interest rates go beyond the point of 18.5% percent per annum for a period of over 3 (three) consecutive months.

c) If the monthly retail index average published by the IBGE, calculated based on the 12 (twelve) months of the new administration, falls more than two percentage points in reference to the average of the last 12 (twelve) months of the present administration.

In the event that any of the events described above occurs, new goals must then be agreed-to for the new one-year period of the new administration. Should the parties not arrive at an agreement by the first month of this new period, the matter must be submitted to a decision by the BFFC Board of Directors.